UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 20, 2004 (September 15, 2004)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(504) 851-3833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 15, 2004, Trico Marine Services, Inc. ("Trico") received a notice of default and guarantee demand by Bear Stearns Corporate Lending Inc. ("Bear Stearns").  Bear Stearns is the administrative agent under the $55 million term loan (the "Term Loan") issued by a group of lenders to Trico's two primary domestic subsidiaries in February 2004.  Trico is a guarantor of its subsidiaries' obligations under the Term Loan.  Bear Stearns' notice of default and guarantee demand was issued on the basis of an earlier default arising from Trico's earlier-reported election in June 2004 not to pay interest due on its $250 million 8.875% Senior Notes due 2012. Pursuant to the default provisions under the Term Loan, $54,850,000, which equals the unpaid principal amount of the Term Loan, plus accrued interest and applicable fees, is immediately due and payable.

Item 7.01.	Regulation FD Disclosure.

On September 20, 2004, Trico Marine Services, Inc. issued the press release attached hereto as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by Trico Marine Services, Inc. on September 20, 2004 announcing receipt of notice of default and guarantee demand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Trevor Turbidy
Trevor Turbidy Vice President and Chief Financial Officer

Dated:     September 20, 2004